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                                                                    Exhibit 5.02


                                 [LETTERHEAD]




                                    May 19, 1995


The Hillhaven Corporation
1148 Broadway Plaza
Tacoma, Washington 98402

Ladies and Gentlemen:

        We have acted as special Nevada counsel to The Hillhaven Corporation, a Nevada corporation ("Company"), in connection with the registration under the Securities Act of 1933, as amended, of 5,500,000 shares of the Company's Common Stock, $0.75 par value per share (the "Shares") issuable in exchange for the outstanding stock of Nationwide Care, Inc., an Indiana corporation, Phillippe Enterprises, Inc., an Indiana corporation, and Meadowvale Skilled Care Center, Inc., an Indiana corporation (collectively, the "Share Exchanges").

        In connection with this opinion, we have examined the following documents:

        A. Amended and Restated Articles of Incorporation of the Company, as amended to date, on file with the Nevada Secretary of State;

        B.      Amended and Restated Bylaws of the Company, as amended to date;

        C. Resolutions adopted by the Board of Directors of the Company pertaining to the Shares and the Share Exchanges; and

        D. The Registration Statement as filed by the Company with the Securities and Exchange Commission on Form S-4 under File No. 33-58641 (the "Registration Statement"), including the Prospectus/Information Statement (the "Prospectus") constituting a part of such Registration Statement.


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The Hillhaven Corporation

May 19, 1995

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        In addition, we have examined such other documents as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed.

        As to certain questions of fact, we have relied, without further investigation, upon certificates of governmental authorities and of officers of the Company. Additionally, we have assumed that the signatures on all documents examined by us are genuine, that all documents submitted to us as originals are authentic and that all documents submitted to us as copies or as facsimiles of copies or originals, conform with the originals, which assumptions we have not independently verified.

        Based upon the foregoing and the examination of such legal authorities as we have deemed relevant, and subject to the limitations set forth below, we are of the opinion that the Shares to which the Registration Statement and Prospectus relate, when issued in connection with the Share Exchanges, will be validly issued, fully paid and non-assessable.

        The foregoing opinion is limited to the matters expressly set forth herein and no opinion may be implied or inferred beyond the matters expressly stated. We disclaim any obligation to update this letter for events occurring after the date of this letter, or as a result of knowledge acquired by us after that date, including changes in any of the statutory or decisional law after the date of this letter. We are members of the bar of the State of Nevada. We are not opining on, and assume no responsibility as to, the applicability to or the effect on any of the matters covered herein of the laws of any other jurisdiction, other than the laws of Nevada as presently in effect. We express no opinion as to the effect and application of any United States federal law, rule or regulation or any securities or blue sky laws of any state, including the State of Nevada.

        We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to our name in the Prospectus under the heading "Legal

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The Hillhaven Corporation

May 19, 1995

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Matters." In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.


                                    Very truly yours,

                                    WOODBURN and WEDGE



                                    BY: /s/ KIRK S. SCHUMACHER
                                        -------------------------------
                                            Kirk S. Schumacher